EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Equity Trust
File Number: 811-945
Registrant CIK Number: 0000034273

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series   2 - Class A  $2,279, Class C $364, Class I $155
Series   4 - Class A  $474, Class C $20, Class I $1
Series   6 - Class A  $1,088, Class B $48, Class C $210, Class I $136
Series   8 - Class A  $2,681, Class B $25, Class C $11
Series   9 - Class A, Class B, Class C and Class I is zero.
Series 10 - Class A  $197, Class C $7, Class I $325
Series 11 - Class A, Class B, Class C and Class I is zero
Series 12 - Class A, Class C and Class I is zero
Series 14 - Class A, Class B, Class C and Class I is zero.
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $6,581, Class B $46, Class C $332
Series 17 - Class A, Class B, Class C is zero.
Series 18 - Class A, Class C, Class I is zero.

73A1/73A2-
Series   2 - Class A  $0.1310, Class C $0.0821, Class I $0.1479
Series   4 - Class A  $0.0700, Class C $0.0455, Class I $0.0784
Series   6 - Class A  $0.1310, Class B $0.0858, Class C $0.0900,
 Class I $0.1454
Series   8 - Class A  $0.1060, Class B $0.0790, Class C $0.0790
Series   9 - Class A, Class B, Class C and Class I is zero
Series 10 - Class A  $0.0530, Class C $0.0267, Class I $0.0618
Series 11 - Class A, Class B, Class C and Class I is zero
Series 12 - Class A, Class C and Class I is zero
Series 14 - Class A, Class B, Class C and Class I is zero
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $0.1260, Class B $0.0860, Class C $0.0860
Series 17 - Class A, Class B, Class C is zero.
Series 18 - Class A, Class C, Class I is zero.


74U1/74U2-
Series   2 - Class A 16,771, Class C 4,138, Class I 1,258
Series   4 - Class A 5,006, Class C 415, Class I 10
Series   6 - Class A 7,259, Class B 517, Class C 2,264, Class I 649
Series   8 - Class A 25,106, Class B 302, Class C 154
Series   9 - Class A 5,912, Class B 355, Class C 402, Class I 86
Series 10 - Class A 3,667, Class C 303, Class I 5,601
Series 11 - Class A 2,100, Class B 208, Class C 278 and Class I 0 Series 12 - Class A 126, Class C 40, Class I 473
Series 14 - Class A 1,022, Class B 70, Class C 383 Class I 1,973 Series 15 - Class A 18,393, Class B 630, Class C 827, Class I 521 Series 16 - Class A 50,360, Class B 504, Class C 3,811
Series 17 - Class A 20,224, Class B 384, Class C 147
Series 18 - Class A 12, Class C 10, Class I 10

74V1/74V2-
Series   2 - Class A $18.03, Class C $17.62, Class I $18.03
Series   4 - Class A $8.34, Class C $8.23, Class I $8.34
Series   6 - Class A $13.55, Class B $12.98, Class C $12.97,
 Class I $13.54
Series   8 - Class A $7.73, Class B $7.80, Class C $7.87
Series   9 - Class A $12.55, Class B $10.98, Class C $10.98,
 Class I $12.62
Series 10 - Class A $8.87, Class C $8.87, Class I $8.88
Series 11 - Class A $23.88, Class B $21.63, Class C $21.61 and
 Class I $0
Series 12 - Class A $8.71, Class C $8.49, Class I $8.70
Series 14 - Class A $13.29, Class B $12.41, Class C $12.43,
 Class I 13.60
Series 15 - Class A $7.66, Class B $6.76, Class C $6.77,
 Class I 7.72
Series 16 - Class A $11.78, Class B $11.73, Class C $11.72 Series 17 - Class A $12.52, Class B $11.23, Class C $12.26 Series 18 - Class A $11.30, Class C $11.27, Class I $11.30